EXHBIIT 10.25

                         SUBCONTRACT FOR TRANSFER AGENCY
                            AND SHAREHOLDER SERVICES

This Subcontract for Transfer Agency and Shareholder Services ("Subcontract") is made as of November 1, 1996, by and between FRANKLIN TEMPLETON INVESTOR SERVICES, INC. ("FTIS"), a California corporation registered to act as a transfer agent, and PFPC INC. ("PFPC"), a Delaware corporation registered to act as a transfer agent.

In consideration of the mutual agreements herein made, FTIS and PFPC understand and agree as follows:

I.  Purpose of Subcontract.

This Subcontract is made in order to assist FTIS in fulfilling certain of its obligations under the Shareholder Services Agreement ("Agreement") between FTIS and FRANKLIN MUTUAL SERIES FUND, INC. ("Fund"). In consideration of and in reliance upon FTIS's promise to pay consulting fees to PFPC as more fully described herein, PFPC has agreed to enter into this Subcontract and to provide the services specified herein.

II. Provisions of Subcontract.

     1. DEFINITIONS. Whenever used in this Subcontract, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

           (a) "Articles" shall mean the Articles of Incorporation, Declaration of Trust, Partnership Agreement, or similar organizational document as the case may be, of the Fund as the same may be amended from time to time.

           (b) "Authorized Person" shall be deemed to include any person whether or not such person is an officer or employee of the Fund, duly authorized to give Oral Instructions or Written Instructions on behalf of FTIS or the Fund as indicated in a certificate furnished to PFPC pursuant to Section 4(c) hereof as may be received by PFPC from time to time.

            (c) "Board" shall mean the Board of Directors, Board of Trustees or, if the Fund is a limited partnership, the General Partner(s) of the Fund, as the case may be.

            (d) "Commission" shall mean the Securities and Exchange Commission.

            (e) "Custodian" refers to any custodian or subcustodian of securities and other property with which the Fund may from time to time deposit or cause to be deposited, or held under the name or account of such custodian or subcustodian pursuant to a Custodian Agreement relating to Shares.

            (f) "Fund" shall mean Franklin Mutual Series Fund Inc. or any successor fund.

            (g)   "1940 Act" shall mean the Investment Company Act of 1940.

            (h) "Oral Instructions" shall mean instructions, other than written instructions, actually received by PFPC from an Authorized Person;

            (i) "Prospectus" shall mean the most recently dated Fund Prospectus and Statement of Additional Information, including any supplements thereto if any, which has become effective under the Securities Act-of 1933 and the 1940 Act.

            (j) "Shares" refers collectively to the Class Z shares of each series of the Fund (each, a "Series"), and any other classes or series of stock, beneficial interest or limited partnership interests that may be issued by the Fund and made subject to this Subcontract by mutual written agreement of the parties.

            (k)   "Shareholder" shall mean a holder of record of the Shares.

            (1) "Written Instructions" shall mean a written communication signed by an Authorized Person and actually received by PFPC. Written Instructions shall include manually executed originals and authorized electronic transmissions, including telefacsimile or other electronic transmission of a manually executed original or other process.

      2. APPOINTMENT OF PFPC. Without assigning its rights or delegating its duties under the Agreement, FTIS hereby appoints and constitutes PFPC to act as subcontractor to FTIS by performing transfer agent, registrar and dividend disbursing agent services for FTIS with respect to the Shares, and as shareholder servicing agent with respect to the Shares, in each case subject to the direction and supervision of FTIS. PFPC accepts such engagement and agrees to perform the duties hereinafter set forth. The parties further agree to that the attached Schedules A-C are incorporated by reference as if fully set forth in this Subcontract.

       3.     COMPENSATION.

           FTIS will compensate or cause PFPC to be compensated for the performance of its obligations thereunder in accordance with the other provisions of this Subcontract and the fees set forth in the written schedule of fees annexed hereto as Schedule A and incorporated herein. PFPC will transmit an invoice to FTIS as soon as practicable after the end of each calendar month which will reference the type of compensation due or be detailed in accordance with Schedule A, as the case may be. FTIS will pay to PFPC the amount of such invoice within thirty (30) days of the date thereof.

     In addition, FTIS agrees to pay, and will be billed separately for, out-of-pocket expenses incurred by PFPC in the performance of its duties hereunder. Out-of-pocket expenses shall include the items specified in the written schedule of out-of-pocket charges annexed hereto as Schedule B and incorporated herein. Upon consent of FTIS, Schedule B may be modified by PFPC on not less than 30 days' prior written notice to the Fund. Any unspecified out-of-pocket expenses shall be limited to those out-of-pocket expenses reasonably incurred by PFPC in the performance of its obligations hereunder reimbursement of which is consented to by FTIS, which consent shall not be unreasonably withheld. Reimbursement by FTIS for expenses incurred by PFPC in any month shall be made as soon as practicable but no later than 15 days after the receipt of an itemized bill for each Series from PFPC.

     4. DOCUMENTS. In connection with the appointment of PFPC, FTIS shall deliver or cause to be delivered to PFPC any of the following documents not already in PFPC's possession on or before the date this Subcontract goes into effect, but in any case within a reasonable period of time for PFPC to prepare to perform its duties hereunder:

            (a) If applicable, specimens of the certificates for Shares of the Fund;

            (b) All account application forms and other documents relating to shareholder accounts or to any plan, program or service offered by the Fund;

            (c) A signature card bearing the signatures of any officer of the Fund or other Authorized Person, which may include FTIS personnel, who will sign Written Instructions or is authorized to give Oral Instructions;

            (d)   A certified copy of the Articles, as amended;

            (e)   A certified copy of the By-laws of the Fund, as amended;

            (f) A copy of the resolution of the Fund's Board authorizing the execution and delivery of the Agreement;

            (g) A certified list of Shareholders of the Fund with the name, address and taxpayer identification number of each Shareholder, to the extent that this information is available to the Fund, and the number of Shares of the Fund held by each, certificate numbers and denominations (if any certificates have been issued), lists of any accounts against which stop transfer orders have been placed, together with the reasons therefore, and the number of Shares redeemed by the Fund.

     5. FURTHER DOCUMENTATION. FTIS will also furnish PFPC with copies of the any of the following documents not previously received by PFPC promptly after the same shall become available:

           (a) The most current and future resolutions of the Board authorizing the issuance of Shares;

           (b) Any registration statements filed on behalf of the Fund and all post-effective amendments thereto filed with the Commission;

            (c) A certified copy of each amendment to the Articles of Incorporation or the By-laws of the Fund;

           (d) Certified copies of each resolution of the Board or other authorization designating Authorized Persons; and

            (e) The Agreement, and any future amendments and present or future Board resolutions approving the Agreement or any amendment; and

           (f) Such other certificates, documents or opinions as PFPC may reasonably request in connection with the performance of its duties hereunder.

     6.     REPRESENTATIONS OF FTIS.

            (a) FTIS will obtain from the Fund and furnish to PFPC the Fund's written representation that all outstanding Shares are validly issued, fully paid and non-assessable. When Shares are hereafter issued in accordance with the terms of the Articles and Prospectus, FTIS will obtain the Fund's separate written assurance, addressed to PFPC, that such Shares shall be validly issued, fully paid and non-assessable.

           (b) FTIS represents and warrants that it has obtained and will maintain in force proper registration as a transfer agent; that the Agreement is enforceable and has been approved by the Board; and that the Agreement permits FTIS to enter into and perform this Subcontract.


      7.   REPRESENTATIONS OF PFPC.

           (a) PFPC represents that it has obtained and will maintain in force proper registration as a transfer agent.

            (b) PFPC represents that it has developed and will maintain in force training materials and operating procedures and policies necessary to assure familiarity and compliance with Fund transaction processing as required by Fund policy, provided FTIS has provided to PFPC copies of such Fund policy or informed PFPC of such policy in writing. Upon reasonable notice to PFPC, PFPC will permit FTIS to review PFPC training materials and operating procedures and policies during PFPC's normal business hours.

            (c) PFPC represents that it will maintain in force its current policies and procedures concerning signature guarantees which are consistent with industry standards, legal requirements and the Fund's Prospectus and any procedures communicated in writing to PFPC from FTIS.

            (d) PFPC represents that it has employed and will maintain a work force adequate to accomplish its responsibilities under this Subcontract. PFPC further represents that it will provide FTIS and keep current a list of the names, phone numbers and responsibilities of those assigned to work on Fund operations. PFPC represents that it will advise FTIS prior to subcontracting any duties under this agreement to any non-affiliated third party. PFPC shall advise FTIS concerning the identity of any subcontractors, the specific duties to be performed by the subcontractor(s) and the terms of any assignment (s).

            (e) Notwithstanding any representation stated in this section 7, PFPC shall not be responsible or liable for any such representation which has been modified or eliminated by an Oral or Written Instruction.

      8. DISTRIBUTIONS PAYABLE IN SHARES. In the event that the Board of the Fund shall declare a distribution payable in Shares, FTIS shall deliver or cause to be delivered to PFPC written notice of such declaration signed on behalf of the Fund by an officer thereof, upon which PFPC shall be entitled to rely for all purposes, certifying (i) the identity of the Shares involved, (ii) the number of Shares involved, and (iii) that all appropriate action has been taken.

     9. A. TRANSFER AGENT AND SHAREHOLDER SERVICES DUTIES OF PFPC. (a) PFPC shall be responsible for administering and/or performing those functions typically performed by a transfer agent subcontracted to act as transfer agent and to perform shareholder account and administrative agent functions, in connection with dividend and distribution functions and the issuance, transfer and redemption or repurchase (including coordination with the Custodian) of Shares in accordance with the terms of the Prospectus and applicable law. The operating standards and procedures to be followed shall be determined from time to time by agreement between FTIS and PFPC and shall initially be as described in Schedule C attached hereto. In addition, FTIS shall promptly deliver to PFPC all notices issued by the Fund with respect to the Shares in accordance with and pursuant to the Articles or By-laws of the Fund or as required by law and shall perform such other specific duties as are set forth in the Articles including the giving of notice of any special or annual meetings of shareholders and any other notices required thereby.

The parties agree that PFPC's obligations under this Subcontract include the following services, for which PFPC is not entitled to additional compensation except as set forth in (b) below.
           o Performing any necessary backup withholding in connection with PFPC's current tax reporting duties.
           o Gathering and controlling Shareholder account information (but not performing any system or programming upgrades) as needed to support additional rights of current Shareholders, such as exchanges and rights of accumulation, in connection with investments in the Franklin Templeton funds.
           o Supporting the Fund's offer of Shares through FundSERV/ Networking.
           o Cooperating with FTIS in services to the Fund's entire shareholder base, limited to authorizing FTIS to obtain terminal access in order to answer Shareholder inquiries, authorizing Sungard to release information to FTIS, and redirecting applications or inquiries to FTIS as appropriate.

      (b) In the event that any action taken by FTIS or the Fund, or on the behalf of either of them by a third party or agent, increases the scope of services or the costs incurred by PFPC in its performance under this Subcontract, and provided that FTIS agrees in advance to the scope and amount of any such additional services and/or costs, FTIS shall pay PFPC monthly, as billed, PFPC's standard rate for such increased services and shall reimburse PFPC monthly, as billed, for the reasonable additional costs so incurred.

      (c) PFPC shall be under no duty to take any action on behalf of FTIS or the Fund except as specifically set forth herein or any may be specifically agreed to by PFPC in writing.

      9. B. CONSULTING SERVICES. In addition to the other services to be provided under this Subcontract, PFPC will act as a consultant to FTIS for continuing services and support, including reasonable cooperation and assistance with any future transition of services to FTIS or any other service provider to the Fund, beginning from the date of this Subcontract through October 31, 1997, and continuing thereafter if such date is extended pursuant to section 15(b), for a fee of $50,000 per month. PFPC's performance of such consulting services shall be deemed adequate and FTIS shall make such payments without interruption unless PFPC performs such consulting services in bad faith or in a grossly negligent manner. This provision shall survive termination of this Subcontract.

      10.   RECORD KEEPING AND OTHER INFORMATION.

            (a) PFPC shall create and maintain records required of it pursuant to its duties hereunder and as set forth in Schedule C in accordance with all applicable laws, rules and regulations, including records required to be maintained by Section 31(a) of the 1940 Act. All records shall be available during regular business hours for inspection and use by the Fund. Where applicable, such records shall be maintained by PFPC for the periods and in the places required by Rule 31a-2 under the 1940 Act. PFPC acknowledges that all such records are property of the Fund, and agrees to promptly surrender them to the Fund upon the request of the Fund or FTIS or upon termination of this Subcontract. PFPC will in addition provide FTIS with an updated copy of PFPC's master files at any time or from time to time upon FTIS's request and at FTIS's expense, and authorize Sungard to deliver to FTIS and at FTIS's expense any such records available through Sungard at any time or from time to time.

            (b) Upon reasonable notice by FTIS, PFPC shall make available during regular business hours such of its facilities and premises employed in connection with the performance of its duties under this Subcontract for reasonable visitation by FTIS, or any person designated by FTIS as may be reasonably necessary or appropriate as determined by FTIS for FTIS to evaluate the quality of the services performed by PFPC pursuant hereto.

     11. OTHER DUTIES. In addition to the duties set forth in Schedule C, PFPC shall perform such other duties and functions, and shall be paid such amounts therefor, as may from time to time be agreed upon in writing between FTIS and PFPC. The compensation for such other duties and functions shall be reflected in a written amendment to Schedule A and the duties and functions shall be reflected in an amendment to Schedule C, both dated and signed by authorized persons of the parties hereto.

      12.   RELIANCE BY PFPC; INSTRUCTIONS.

            (a) PFPC will have no liability when acting upon Written or Oral Instructions executed or orally communicated by an Authorized Person and will not be held to have any notice of any change of authority of any person until receipt of a Written Instruction thereof pursuant to Section 4(c) unless it has actual notice thereof.

            (b) At any time PFPC may apply to any Authorized Person for Written Instructions and/or may seek advice from legal counsel for the Fund, FTIS, or its own legal counsel, with respect to any matter arising in connection with this Subcontract, and it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or in accordance with the opinion of counsel for the Fund, for FTIS or for PFPC, as the case may be. PFPC shall bear the costs and fees of its own legal counsel. Written Instructions requested by PFPC will be provided by FTIS within a reasonable period of time. In addition, PFPC, its officers, agents or employees, shall accept Oral Instructions or Written Instructions given to them by any person only if said representative is an Authorized Person.

            (c) Notwithstanding any other provisions of this Agreement, PFPC shall be under no duty or obligation to inquire into, and shall not be liable for: (i) the legality of the issuance or sale of any Shares; or (ii) the legality of the declaration of any dividend by the Board, or the legality of the issuance of any Shares in payment of any dividend; or (iii) the legality of any recapitalization or readjustment of the Shares, or of any exchange offer or similar transaction involving the Shares; or (iv) actions or omissions of Sungard or any third party.

           13.    DUTY OF CARE AND INDEMNIFICATION

      FTIS agrees to indemnify and hold harmless PFPC and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the securities laws and commodities laws and any state and foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action or omission to act which PFPC takes (i) at the request or on the direction of or in reliance on the advice of FTIS, the Fund or their counsel or (ii) upon Oral Instructions or Written Instructions. Neither PFPC, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of PFPC's or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.

PFPC will indemnify FTIS against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses), resulting from any claim, demand, action or suit resulting from willful misfeasance, bad faith or gross negligence on the part of PFPC, and arising out of, or in connection with, its duties hereunder. However, PFPC shall have no liability for or obligation to indemnify FTIS against any losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) incurred by FTIS as a result of: (i) any action taken in accordance with Written or Oral Instructions; (ii) any action taken in accordance with written or oral advice reasonably believed by PFPC to have been given by counsel for FTIS or the Fund; (iii) any action taken as a result of any error or omission in any record (including but not limited to magnetic tapes, computer printouts, hard copies and microfilm copies) delivered, or caused to be delivered by FTIS to PFPC in connection with this Subcontract; or (iv) any action taken in accordance with shareholder instructions which meet the standards described in the Fund's current prospectus, including without limitation oral instructions which meet the standards described in the section of the prospectus dealing with telephone transactions, so long as PFPC believes such instructions to be genuine.

Nothing in this Section shall supersede or limit PFPC's obligations regarding "as of" trades, as described in paragraph 9 of Schedule C. The obligations of the parties hereto under this Section shall survive the termination of this Subcontract.

      14. CONSEQUENTIAL DAMAGES. In no event and under no circumstances shall either party under this Subcontract be liable to the other party for consequential or indirect loss of profits, reputation or business or any other special damages under any provision of this Subcontract or for any act or failure to act hereunder.

      15.   TERM AND TERMINATION.

           (a) This Subcontract shall be effective on the date first written above, and thereafter shall automatically continue for successive annual periods ending on the anniversary of the date first written above, provided that it may be terminated by either party effective August 1, 1997 or thereafter, upon 120 days' prior written notice to the other party. However, FTIS may at its discretion terminate the agreement on or after May 1, 1997, provided that it provides 120 days' prior written notice to PFPC and further provided that FTIS pays PFPC at the rate of $50,000 per month for the period between the termination date and August 1, 1997. This termination provision shall not apply to the consulting services and fees described in Section 9B hereof.

            (b) Upon such termination, PFPC will deliver to a successor transfer agent without additional cost to FTIS, a certified list of shareholders of the Fund (with names and addresses), and all other relevant books, records, correspondence and other Fund records and data in the possession of PFPC. In the event that termination does not occur before the expiration of PFPC's obligation to provide consulting services on October 31, 1997, PFPC shall continue to provide consulting services as described in section 9.B until termination, and FTIS shall continue to pay PFPC a consulting fee at the rate of $50,000 per month until termination.

     16. CONFIDENTIALITY. Both parties hereto agree that any nonpublic information obtained hereunder concerning the other party (including but not limited to the Fund shareholder list) is confidential and may not be disclosed to any other person without the consent of the other party, except as may be required by each party's auditors or outside counsel or by applicable law or at the request of the Commission or other governmental agency. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, without bond or other security, to an injunction or injunction to prevent breaches of this provision. Neither party shall include the other party's identity in any advertising or solicitation materials without the prior written approval of the other party, except as described in Section 18(g).

      17.   AMENDMENT.     This Subcontract may only be amended or modified by a
written instrument executed by both parties.

      18.   MISCELLANEOUS.

            (a) Notices. Any notice or other instrument authorized or required by this Subcontract to be given in writing to FTIS or PFPC, shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

            TO FTIS:

            Franklin Templeton Investor Services, Inc.
            777 Mariners Island Boulevard
            San Mateo, CA  94404
            Telephone:  (415) 312-2000
            Attention: Frank Isola, President

            TO PFPC:

            PFPC Inc.
            400 Bellevue Parkway
            Wilmington, Delaware 19809
            Telephone:  (302) 791-3213
            Fax: (302) 791-1856
            Attention; George W. Gainer, Jr., E.V.P,

            (b) Successors. This Subcontract shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns, provided, however, that this Subcontract shall not be assigned to any person other than a person controlling, controlled by or under common control with the assignor without the written consent of the other party, which consent shall not be unreasonably withheld.

            (c)Governing Law. This Subcontract shall be governed exclusively by the laws of the State of New Jersey.

            (d) Counterparts. This Subcontract may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

            (e) Captions. The captions of this Subcontract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

            (f) Use of PFPC's Name. FTIS shall not, and shall insure that the Fund does not use the name of PFPC in any Prospectus, Statement of Additional Information, shareholders' report, sales literature or other material relating to FTIS or the Fund in a manner not approved prior thereto by PFPC in writing; provided, that PFPC need only receive notice of all reasonable uses of its name which merely refer in accurate terms to its appointment hereunder or which are required by any government agency or applicable law or rule.

            (g) Use of Fund's or FTIS's Name. PFPC shall not use the name of FTIS or the Fund or material relating to FTIS or the Fund on any documents or forms for other than internal use in a manner not approved prior thereto in writing; provided, that FTIS and the Fund need only receive notice of all reasonable uses of their names which merely refer in accurate terms to the appointment or provision of services of PFPC or which are required by any government agency or applicable law or rule.

            (h) Independent Contractors. The parties agree that they are independent contractors and not partners or co-venturers.

            (i) Entire Agreement; Severability. This Subcontract and the Schedules attached hereto constitute the entire agreement of the parties hereto relating to the matters covered hereby and supersede any previous agreements. If any provision is held to be illegal, unenforceable or invalid for any reason, the remaining provisions shall not be affected or impaired thereby.



      IN WITNESS WHEREOF, the parties hereto have caused this Subcontract to be executed by their respective corporate officers thereunder duly authorized as of the day and year first above written.


                PFPC INC.                     FRANKLIN TEMPLETON INVESTOR
                                              SERVICES, INC.



BY:             ________________________      ______________________
NAME:           George W. Gainer              Frank J. Isola
TITLE:          Executive Vice President      President


TERMINATION OF AGREEMENT

PFPC Inc. and Franklin Mutual Series Fund Inc. (formerly known as Mutual Series Fund Inc.) hereby waive their respective rights of notice of termination and agree that the Transfer Agency and Registrar Agreement between them, dated as of April 1, 1994, as amended through the date hereof, is terminated effective as of the date of the Subcontract for Transfer Agency and Shareholder Services, above.

Such waiver shall not operate or be construed to operate as a waiver of any other provision of such agreement or of any power or right of either party thereunder.

PFPC Inc.


By:_________________________

Title:


Franklin Mutual Series Fund Inc.


By:__________________________

Title: